Exhibit 10.2

AMENDMENT NO. 2

TO JANUARY SECURITIES PURCHASE AGREEMENT

AND CONVERTIBLE NOTES

This Amendment No. 2 to January Securities Purchase Agreement and Convertible Notes (this “Amendment”) is entered into as of June 1, 2018, by and between Helios and Matheson Analytics Inc., a Delaware corporation (the “Company”), and the investor signatory hereto (the “Holder”), with reference to the following:

A. Prior to the date hereof, pursuant to that Securities Purchase Agreement, dated as of January 11, 2018, by and between the Company and the Holder (the “January Securities Purchase Agreement”), the Company issued to the Holder, (i) senior subordinated convertible notes, in the aggregate original principal amount of $25 million, convertible into shares of Common Stock, in accordance with the terms thereof and (ii) senior secured convertible notes, in the aggregate original principal amount of $35 million, convertible into shares of Common Stock, in accordance with the terms thereof (together, the “January Notes”).

B. Pursuant to Section 4(w) of the January Securities Purchase Agreement, as amended by Amendment No. 1 to the January Securities Purchase Agreement, the Company covenants to, among other things, hold a special meeting of stockholders for approval of resolutions providing for the issuance of the Securities (comprised of the January Notes and the Conversion Shares) in accordance with Nasdaq Listing Rule 5635 by no later than June 1, 2018 (the “Stockholder Meeting Deadline”).

C. The Company and the Holder desire to extend the Stockholder Meeting Deadline until August 1, 2018.

D. The Holder, alone, constitutes the Required Holders as of the date of this Amendment.

E. Capitalized terms used but not defined in this Amendment shall have the meanings ascribed to them in the January Securities Purchase Agreement.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants hereinafter contained, the parties hereto agree as follows:

1. Amendment to Section 4(k) of the January Securities Purchase Agreement; Waiver. The amount “200%” set forth in Section 4(k) of the January Securities Purchase Agreement is hereby amended to be “100%” (equal to 3,407,654 shares of Common Stock (subject to proportionate adjustment for any stock split, dividend, stock combination, recapitalization or other similar transaction) as of the date of this Amendment), until the earlier of the Stockholder Approval Date (as amended pursuant to Section 2 of this Amendment) or the Stockholder Meeting Deadline (as amended pursuant to Section 2 of this Amendment), after which the number “100%” therein shall be amended to be “200%” automatically and without any further action on the parties to this Amendment required. The Holder hereby waives any Event of Default (as defined in the January Notes) that may have arisen on or prior to the date of this Amendment solely as a result of the Company failing to reserve the Required Reserve Amount (as in effect prior to this Amendment). The foregoing waiver shall not apply to any Event of Default occurring after the date of this Amendment.

2. Amendment to Section 4(w) of the January Securities Purchase Agreement. The first sentence of Section 4(w) of the January Securities Purchase Agreement is hereby amended and restated in its entirety as follows:

“The Company shall provide each stockholder entitled to vote at an annual or special meeting of stockholders of the Company (the “Stockholder Meeting”), which shall be promptly called and held not later than August 1, 2018 (the “Stockholder Meeting Deadline”), a proxy statement, in a form reasonably acceptable to the Buyers and Kelley Drye & Warren LLP, at the expense of the Company, with the Company obligated to reimburse the expenses of Kelley Drye & Warren LLP incurred in connection therewith, soliciting each such stockholder’s affirmative vote at the Stockholder Meeting for approval of resolutions (the “Stockholder Resolutions”) providing for the issuance of all of the Securities in accordance with Nasdaq Listing Rule 5635 (the “Stockholder Approval,” and the date the Stockholder Approval is obtained, the “Stockholder Approval Date”), and the Company shall use its reasonable best efforts to solicit its stockholders’ approval of such resolutions and to cause the Board of Directors of the Company to recommend to the stockholders that they approve such resolutions.

3. Amendment to Section 11(a) of January Notes. The amount “200%” set forth in Section 11(a) of the January Notes is hereby amended to be “100%” (equal to 3,407,654 shares of Common Stock (subject to proportionate adjustment for any stock split, dividend, stock combination, recapitalization or other similar transaction) as of the date of this Amendment), until the earlier of the Stockholder Approval Date (as amended by Section 2 of this Amendment) or the Stockholder Meeting Deadline (as amended by Section 2 of this Amendment), after which the number “100%” therein shall be amended to be “200%” automatically and without any further action on the parties to this Amendment required. The Holder hereby waives any Event of Default (as defined in the January Notes) that may have arisen on or prior to the date of this Amendment solely as a result of the Company failing to reserve the Required Reserve Amount (as in effect prior to this Amendment). The foregoing waiver shall not apply to any Event of Default occurring after the date of this Amendment.

4. Transfer Agent Instructions. The Company and the Holder hereby agree that the Irrevocable Transfer Agent Instructions shall be supplemented with a letter substantially in the form attached hereto as Exhibit A, which the Company shall execute and deliver to its transfer agent no later than the Business Day immediately following the date of this Amendment.

5. Current Issued and Outstanding and Reserved Shares. The Company hereby represents and warrants to the Holder that, (a) as of the date of this Amendment, the Company has 500,000,000 shares of Common Stock authorized, (ii) as of May 30, 2018, the Company had 153,927,839 shares of Common Stock issued and outstanding and an aggregate of 277,363,962 shares of Common Stock reserved for issuance pursuant to outstanding securities that are convertible into or exercisable for Common Stock and other obligations of the Company, after giving effect to this Amendment and Amendment No. 1 to the Securities Purchase Agreement, dated November 6, 2017, between the Company and the buyers signatory thereto, and the convertible notes issued pursuant thereto.

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6. Ratifications. Except as otherwise expressly provided herein, the January Securities Purchase Agreement and January Notes are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects.

7. Miscellaneous Provisions. Section 9 of the January Securities Purchase Agreement is hereby incorporated by reference herein, mutatis mutandis.

8. Disclosure of Transaction. The Company shall, on or before 8:30 a.m., New York City Time, on or prior to the first business day after the date of this Amendment, file a Current Report on Form 8-K describing the terms of the transactions contemplated hereby in the form required by the 1934 Securities Exchange Act, as amended (the “1934 Act”), and attaching this Amendment, to the extent it is required to be filed under the 1934 Act, as an exhibit to such filing (including all attachments, the “8-K Filing”). From and after the filing of the 8-K Filing, the Company shall have disclosed all material, non-public information (if any) provided up to such time to the Holder by the Company or any of its Subsidiaries or any of their respective officers, directors, employees or agents. In addition, effective upon the filing of the 8-K Filing, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement with respect to the transactions contemplated by this Amendment or as otherwise disclosed in the 8-K Filing, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and any of the Holder or any of their affiliates, on the other hand, shall terminate.

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IN WITNESS WHEREOF, the undersigned Holder and the Company have executed this Amendment as of the date set forth on the first page of this Amendment.

COMPANY:

HELIOS AND MATHESON ANALYTICS INC.

By:	/s/ Theodore Farnsworth
Name: Theodore Farnsworth
Title: Chief Executive Officer

IN WITNESS WHEREOF, the undersigned Holder and the Company have executed this Amendment as of the date set forth on the first page of this Amendment.

HOLDER:

HUDSON BAY MASTER FUND LTD

By:	Hudson Bay Capital Management LP, its investment manager

By:	/s/ George Antonopoulos
Name: George Antonopoulos
Title: Authorized Signatory

Exhibit A

Transfer Agent Instructions

June 1, 2018

Computershare Trust Company, N.A.

462 South Fourth Street

Louisville, KY 40202

Re:	Decrease of Reserve Shares

Ladies and Gentlemen:

This instruction letter is delivered by Helios and Matheson Analytics Inc., a Delaware corporation (the “Company”), in connection with the shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), issuable upon the conversion of (i) Series A-1 senior subordinated convertible notes in the aggregate principal amount of $25,000,000 (the “Series A Notes”); and (ii) Series B-1 senior secured convertible notes in the aggregate principal amount of $35,000,000 (the “Series B Notes,” and together with the Series A Notes, the “Notes”). The Company delivered an instruction letter on January 23, 2018 to reserve 5,244,756 shares of Common Stock (the “Reserve Shares”) for issuance upon conversion of the Notes by the holders (the “January 23, 2018 Letter”). A copy of the January 23, 2018 Letter is attached hereto for your reference. The account number for the reserve established pursuant to the January 23, 2018 Letter is “R78”.

This letter constitutes a written instruction by the Company to decrease the amount of the Reserve Shares to 3,407,654 shares of Common Stock, effective immediately.

[Signature page follows]

IN WITNESS WHEREOF, the Company has caused these Transfer Agent Instructions to be duly executed and delivered as of the date set forth above.

COMPANY:

HELIOS AND MATHESON ANALYTICS INC.

By:
Stuart Benson
Chief Financial Officer